                                                                       Exhibit 5

                              STOCKHOLDER AGREEMENT

                  This STOCKHOLDER AGREEMENT, dated as of January 7, 2002 (this "AGREEMENT"), is by and between DECODE GENETICS, INC., a Delaware corporation ("BUYER"), SAGA ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Buyer ("MERGER SUB"), on the one hand, and MEDEQUITY INVESTORS PARTNERS, LLC (the "PRINCIPAL STOCKHOLDER"), a Delaware limited liability company and a stockholder of MediChem Life Sciences, Inc., a Delaware corporation (the "COMPANY"), on the other hand.

                  WHEREAS, Buyer, Merger Sub and the Company, are, concurrently with the execution hereof, entering into an Agreement and Plan of Merger, dated as of January 7, 2002 (the "MERGER AGREEMENT"), pursuant to which, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company, with the Company being the surviving corporation (the "MERGER");

                  WHEREAS, the Principal Stockholder is the record and/or beneficial owner, as of the date of this Agreement, of such number of shares of common stock of the Company, par value $0.01 per share (the "COMPANY COMMON Stock"), as is set forth opposite its name on Schedule I attached hereto (collectively, the "OWNED SHARES"). All such Owned Shares, together with any shares of capital stock or other voting securities of the Company, beneficial ownership of which is directly or indirectly acquired by the Principal Stockholder after the date hereof, including, without limitation, shares received pursuant to any stock splits, stock dividends or distributions, shares acquired by purchase or upon the exercise, conversion or exchange of any option, warrant or convertible security or otherwise, and shares or any voting securities of the Company received pursuant to any change in the capital stock of the Company by reason of any recapitalization, merger, reorganization, consolidation, combination, exchange of shares or the like, are referred to herein as the "SHARES." For purposes of this Agreement, "beneficial ownership" shall have the meaning set forth in Rule 13d-3 under the Exchange Act;

                  WHEREAS, each of the parties hereto desires to enter into this Agreement to provide for, among other things, (1) the obligation of the Principal Stockholder to vote, or cause the record holder of the Shares to vote, all of the Shares beneficially owned by the Principal Stockholder (other than Shares subject to unexercised options) (the "VOTING SHARES") in the manner specified herein and (2) certain restrictions on the sale or the transfer of the record and beneficial ownership of Shares by the Principal Stockholder; and

                  WHEREAS, the Principal Stockholder acknowledges that Buyer, Merger Sub and the Company are entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Principal Stockholder set forth in this Agreement and would not enter into the Merger Agreement if the Principal Stockholder did not enter into this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, Buyer, Merger Sub and the Principal Stockholder agree as follows:

                  1. Defined Terms. All capitalized terms used but not specifically defined herein shall have the meanings ascribed to such term in the Merger Agreement.

                  2. Agreement to Vote. The Principal Stockholder hereby agrees that, from and after the date hereof and until the Termination Date (as defined in Section 18), at any meeting of the stockholders of the Company, however called, or in connection with any written consent of the stockholders of the Company, the Principal Stockholder shall appear at each such meeting, in person or by proxy, or otherwise cause the Voting Shares to be counted as present thereat for purposes of establishing a quorum, and the Principal Stockholder shall vote (or cause to be voted) or act by written consent with respect to all of the Voting Shares that are beneficially owned by the Principal Stockholder or as to which the Principal Stockholder has, directly or indirectly, the right to vote or direct the voting, (a) in favor of adoption of the Merger Agreement and the Merger and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement; (b) against any action that is intended to, or could reasonably be expected to, impede, delay or prevent the consummation of the transactions contemplated by the Merger Agreement; and (c) against any Acquisition Proposal made by any person other than Buyer or any of its Affiliates. The Principal Stockholder hereby agrees that it will not enter into any voting or other similar agreement or understanding with any person or entity or grant a proxy or power of attorney with respect to the Shares prior to the Termination Date (other than a proxy or power of attorney to an officer of the Company that may be exercised solely in accordance with this Section 2 and except as provided in Section 3 below) or vote or give instructions in any manner inconsistent with clause (a), (b) or (c) of the preceding sentence. The Principal Stockholder hereby agrees, during the period commencing on the date hereof and ending on the Termination Date, not to, and, if applicable, not to permit any of the Principal Stockholder's Affiliates to, vote or execute any written consent in lieu of a stockholders meeting or vote, if such consent or vote by the stockholders of the Company would be inconsistent with or frustrate the purposes of the other covenants of the Principal Stockholder pursuant to this paragraph. As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

                  3. PROXY. SUBJECT TO SECTION 18 HEREOF, THE PRINCIPAL STOCKHOLDER HEREBY GRANTS TO, AND APPOINTS EACH OF KARI STEFANSSON, HANNES SMARASON AND TANYA ZHAROV, ACTING INDIVIDUALLY OR COLLECTIVELY IN THEIR RESPECTIVE CAPACITIES AS OFFICERS OF BUYER, AND ANY INDIVIDUAL WHO SHALL HEREAFTER SUCCEED ANY SUCH OFFICER OF BUYER, AND ANY OTHER PERSON DESIGNATED IN WRITING BY BUYER, EACH OF THEM INDIVIDUALLY, THE PRINCIPAL STOCKHOLDER'S PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE OR ACT BY WRITTEN CONSENT, TO THE FULLEST EXTENT PERMITTED BY AND SUBJECT TO APPLICABLE LAW, WITH RESPECT TO THE SHARES IN ACCORDANCE WITH SECTION 2 HEREOF IN RESPECT OF ANY MATTER SPECIFIED IN CLAUSE (a), (b) or (c) OF SUCH SECTION 2. THIS PROXY IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE. THE STOCKHOLDER WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER

INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY THE STOCKHOLDER WITH RESPECT TO THE SHARES. NOTWITHSTANDING THE FOREGOING, NEITHER BUYER NOR ANY OF THE AFORE-NAMED PROXIES SHALL EXERCISE THE POWERS SET FORTH IN THIS SECTION 3 UNLESS AND UNTIL BUYER SHALL HAVE RECEIVED ALL APPLICABLE REGULATORY APPROVALS REQUIRED UNDER APPLICABLE LAW FOR SUCH EXERCISE.

                  4. Representations and Warranties of Buyer and Merger Sub. Buyer and Merger Sub represent and warrant to the Principal Stockholders as follows:

                              a. Each of Buyer and Merger Sub is a corporation
               duly organized, validly existing and in good standing under the laws of the state of Delaware.

                              b. Each of Buyer and Merger Sub has the requisite
               corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Buyer and Merger Sub and the consummation by Buyer and Merger Sub of the transactions contemplated hereby have been duly authorized by the respective Boards of Directors of Buyer and Merger Sub and no other corporate proceedings on the part of Buyer or Merger Sub are necessary to authorize the execution and delivery of this Agreement by Buyer and Merger Sub and the consummation by them of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer and Merger Sub and (assuming the valid authorization, execution and delivery of this Agreement by the Principal Stockholder) is a valid and binding obligation of each of Buyer and Merger Sub, enforceable against each of Buyer and Merger Sub in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

                              c. The execution and delivery of this Agreement by
               Buyer and Merger Sub do not, and the performance of this Agreement by Buyer and Merger Sub will not, (i) conflict with or violate the certificate of incorporation or bylaws of Buyer or Merger Sub, (ii) conflict with or violate any law, rule, regulation or order applicable to Buyer or Merger Sub or by which any of their respective properties is bound, or (iii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of any Lien on the properties or assets of Buyer or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Buyer or Merger Sub is a party or by which Buyer or Merger Sub or any of their respective properties is bound, except for any thereof that would not materially impair the ability of Buyer or Merger Sub to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

                              d. The execution and delivery of this Agreement by
               Buyer and Merger Sub do not, and the performance by Buyer and Merger Sub of their obligations hereunder will not, require Buyer or Merger Sub to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity, other than as set forth in Section 4.2(d) of the Merger Agreement.

                              e. There is no suit, action, investigation or
               proceeding pending or, to the knowledge of Buyer or Merger Sub, threatened against Buyer or Merger Sub at law or in equity before or by any Governmental Entity that could reasonably be expected to materially impair the ability of Buyer or Merger Sub to perform their obligations hereunder on a timely basis, and there is no agreement, commitment or law to which Buyer or Merger Sub is subject that could reasonably be expected to materially impair the ability of Buyer or Merger Sub to perform their obligations hereunder on a timely basis.

                  5. Representations and Warranties of the Principal Stockholder. The Principal Stockholder represents and warrants to Buyer and Merger Sub as follows:

                              a. If the Principal Stockholder is a corporation,
               limited liability company, partnership or trust, the Principal Stockholder has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization.

                              b. If the Principal Stockholder is a corporation,
               limited liability company, partnership or trust, the Principal Stockholder has all necessary corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement by the Principal Stockholder and the consummation by the Principal Stockholder of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Principal Stockholder.

                              c. This Agreement has been duly executed and
               delivered by the Principal Stockholder and (assuming the valid authorization, execution and delivery of this Agreement by Buyer and Merger Sub) is a valid and binding obligation of the Principal Stockholder, enforceable against the Principal Stockholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

                              d. The execution and delivery of this Agreement by
               the Principal Stockholder do not, and the performance of this Agreement by the Principal Stockholder will not, (i) if the Principal Stockholder is a corporation, limited liability company, partnership or trust, conflict with or violate the organizational documents of the Principal Stockholder, (ii) conflict with or violate any law, rule, regulation or order applicable to the Principal Stockholder or by which any of the Principal Stockholder's properties is bound, or (iii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of any Lien on the properties or assets of the Principal Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Principal Stockholder is a party or by which the Principal Stockholder or any of its properties is bound, except for any thereof that would not result in the imposition of a Lien on the Principal Stockholder's Shares or materially impair the ability of the Principal Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

                              e. The execution and delivery of this Agreement by
               the Principal Stockholder does not, and the performance by the Principal Stockholder of the Principal Stockholder's obligations hereunder will not, require the Principal Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity, except for an amendment to the Statement on Schedule 13D filed by the Principal Stockholder with respect to the Company.

                              f. There is no suit, action, investigation or
               proceeding pending or, to the knowledge of the Principal Stockholder, threatened against the Principal Stockholder at law or in equity before or by any Governmental Entity that could reasonably be expected to materially impair the ability of the Principal Stockholder to perform its obligations hereunder on a timely basis, and there is no agreement, commitment or law to which the Principal Stockholder is subject that could reasonably be expected to materially impair the ability of the Principal Stockholder to perform its obligations hereunder on a timely basis.

                              g. Except as set forth on Schedule I hereto, (i)
               the Principal Stockholder's Owned Shares are owned beneficially and of record by the Principal Stockholder and none of such Owned Shares are pledged or otherwise encumbered in any manner; (ii) the Principal Stockholder has not appointed or granted any proxy which is still effective with respect to any Shares other than as provided in this Agreement; and (iii) the Principal Stockholder has sole voting power and sole power of disposition with respect to all of the Principal Stockholder's Owned Shares, with no restrictions on the Principal Stockholder's rights of disposition pertaining thereto. The Owned Shares constitute all of the shares of Company Common Stock owned of record or beneficially by the Principal Stockholder. Except as set forth on Schedule I hereto, all of the Owned Shares are issued and outstanding and the Principal Stockholder does not own, of record or beneficially, any warrants, options, convertible securities or other rights to acquire any shares of Company Common Stock.

                  6. Agreements of the Principal Stockholder.

                              a. The Principal Stockholder hereby agrees, until
               the earlier of (i) the Effective Time or (ii) the Termination Date, and except as expressly contemplated hereby, not to (i) sell, transfer, pledge, encumber, grant, assign or otherwise dispose of, enforce any redemption agreement with the Company or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, pledge, encumbrance, grant, assignment or other disposition of, record or beneficial ownership of any of the Shares (whether acquired heretofore or hereafter) or any interest in any of the foregoing, except to Buyer or Merger Sub, (ii) grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares, or any interest in any of the Shares, except pursuant to Section 3 herein or (iii) take any action that would make any representation or warranty of Principal Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Principal Stockholder from performing its obligations under this Agreement. Notwithstanding the foregoing, Buyer and the Principal Stockholder agree that the Principal Stockholder may transfer or distribute any of their respective Owned Shares to any of their respective members, provided that prior to such transfer or distribution, such receiving member executes and delivers to Buyer a Stockholders Agreement in the form of this Agreement.

                              b. The Principal Stockholder hereby agrees, until
               the earlier of (i) the Effective Time or (ii) the Termination Date, except (i) with respect to Buyer and its Affiliates, and
               (ii) for actions taken by persons in their capacity as officers or directors of the Company in accordance with Section 6.4(b) of the Merger Agreement, that the Principal Stockholder shall not, and shall not permit any of its Affiliates or, if applicable, any director, officer, employee consultant, agent, advisor or representative of the Principal Stockholder or any of the Principal Stockholder's Affiliates (collectively, the "REPRESENTATIVES") to (i) initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal with respect to any matter described in Section 6(a) hereof or any Acquisition Proposal or (ii) participate in any negotiations concerning, or provide to any other person any information or data relating to the Company or any of its Subsidiaries for the purpose of, or have any discussions with any person relating to, or cooperate with or assist or participate in, or facilitate, any inquiries or the making of any proposal which constitutes, or would reasonably be expected to lead to, any effort or attempt by any other person to seek to effect any matter described in Section 6(a) hereof or any Acquisition Proposal, or agree to or endorse any Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement such an Acquisition Proposal. The Principal Stockholder agrees immediately to cease and cause to be terminated any existing activities, discussions or negotiations with any persons conducted heretofore by Principal Stockholder with respect to any possible Acquisition Proposal, or any matter described in Section 6(a) hereof, and will take the necessary steps to inform Principal Stockholder's Representatives of the obligations undertaken by Principal Stockholder with respect to Principal Stockholder's Representatives in this Section 6.

                  7. Further Assurances. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, none of the parties hereto shall enter into an agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) if such action would materially impair the ability of such party to effectuate, carry out or comply with all the terms of this Agreement.

                  8. Registration Rights Agreement. At or prior to the Closing, Buyer shall have executed the Registration Rights Agreement, in the form attached hereto as Exhibit A (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Principal Stockholder will receive piggy-back registration rights with respect to any future underwritten offerings for cash of Buyer

Common Stock by the Company, such piggy-back registration rights to be effective for a period of one-year from the Closing Date. The parties hereto acknowledge that the willingness of the Principal Stockholder to enter into this Agreement is based on Buyer's agreement to enter into the Registration Rights Agreement.

                  9. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given if given in the manner set forth in Section 9.2 of the Merger Agreement. All notices hereunder shall be given to a party at its address stated on Schedule I to this Agreement or at its address set forth in Section 9.2 of the Merger Agreement or at any other address as the party may specify for this purpose by notice to the other parties pursuant to this Section 9.

                  10. No Waivers. No failure or delay by Buyer or Merger Sub in exercising any right, power or privilege under this Agreement shall operate as a waiver of that right, power or privilege. A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of that right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by law.

                  11. Amendments, Etc. No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by any Principal Stockholder or Buyer or Merger Sub from any provision of this Agreement, shall be effective unless it shall be in writing and signed and delivered by each party hereto, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

                  12. Successors and Assigns; Third Party Beneficiaries.

                              a. No party shall assign any of such party's
               rights or remedies or delegate any of such party's obligations or liabilities, in whole or in part, under this Agreement, except that Buyer or Merger Sub may assign all or any of its rights hereunder to any Affiliate of Buyer or Merger Sub. Any assignment or delegation in contravention of this Section 12 shall be void ab initio and shall not relieve the assigning or delegating party of any obligation under this Agreement.

                              b. The provisions of this Agreement shall be
               binding upon and inure solely to the benefit of the parties hereto and their respective permitted heirs, executors, legal representatives, successors and assigns, and no other person.

                  13. Governing Law; Submission to Jurisdiction. This Agreement and all rights, remedies, liabilities, powers and duties of the parties hereto and thereto, shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State. Buyer, Merger Sub and the Principal Stockholder irrevocably agree that any legal action or proceeding with respect to this Agreement or for recognition or enforcement of any judgment in respect hereof by brought by the other party hereto or its successors and assigns may be brought and determined in the Chancery or other courts in the State of Delaware, and Buyer, Merger Sub and the Principal Stockholder hereby irrevocably submit with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts and to accept service of process in any manner permitted by such courts. Buyer, Merger Sub and the Company hereby irrevocably waive, and agree not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason other than the failure to lawfully serve process; (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts; or (d) any right to a trial by jury.

                  14. Severability of Provisions. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

                  15. Headings and References. Section headings in this Agreement are included for convenience of reference only and do not constitute a part of this Agreement for any other purpose. References to Sections in this Agreement are references to the Sections of this Agreement unless the context shall require otherwise. Any of the terms defined in this Agreement may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use in this Agreement of the word "include" or "including," when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

                  16. Entire Agreement. This Agreement and the Merger Agreement embody the entire agreement and understanding of each of the parties hereto, and supersede all other written or oral prior agreements or understandings, with respect to the subject matter of this Agreement.

                  17. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

                  18. Termination. This Agreement and the proxy set forth in
Section 3 shall terminate upon the earliest of the following dates (such date is referred to herein as the "TERMINATION DATE"): (i) the date on which the Merger Agreement is terminated; (ii) the date on which Buyer terminates this Agreement upon written notice to the Principal Stockholder (Buyer may so terminate this Agreement and the proxy set forth herein at any time); or (iii) the Effective Time.

                  19. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were on the same instrument.



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                                       9

                  IN WITNESS WHEREOF, Buyer, Merger Sub and the Principal Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

                                         DECODE GENETICS, INC.



                                         By:          /s/ Kari Stefansson
                                            ------------------------------------
                                             Name: Kari Stefansson
                                             Title: CEO and President

                                         SAGA ACQUISITION CORP.



                                         By:          /s/ Kari Stefansson
                                            ------------------------------------
                                             Name: Kari Stefansson
                                             Title: Director

                                         MEDEQUITY INVESTORS PARTNERS, LLC



                                         By:          /s/ Robert W. Daly
                                            ------------------------------------
                                             Name: Robert W. Daly
                                             Title: Managing Member